As filed with the Securities and Exchange Commission on January 29, 1999
                                            Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                         KNIGHT/TRIMARK GROUP, INC.
           (Exact name of registrant as specified in its charter)

                            Delaware 52-2096335
        (State of incorporation)(I.R.S. employer identification no.)

                         Newport Tower, 29th Floor
                            525 Washington Blvd.
                       Jersey City, New Jersey 07310
                               (201) 222-9400

            (Address of principal executive offices) (Zip code)

                       THE KNIGHT/TRIMARK GROUP, INC.
                       1998 LONG TERM INCENTIVE PLAN
                                   -AND-
                       THE KNIGHT/TRIMARK GROUP, INC.
                1998 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                          (Full title of the Plan)

                          Michael T. Dorsey, Esq.
                 Senior Vice President and General Counsel
                         Knight/Trimark Group, Inc.
                         Newport Tower, 29th Floor
                            525 Washington Blvd.
                       Jersey City, New Jersey 07310
                               (201) 222-9400

(Name, address and telephone number, including area code, of agent for service)

                                 Copies to:

                          Matthew J. Mallow, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                          New York, New York 10022

                      CALCULATION OF REGISTRATION FEE
===========================================================================================
                                      Proposed Maximum      Proposed Maximum   Amount of
Title of Securities  Amount to be     Offering Price            Aggregate     Registration
to be Registered     Registered       Per Share(1)           Offering Price       Fee
===========================================================================================
Class A Common         7,409,500      $ 41,625               $ 30,842,043      $ 85,741
Stock, par value
$.01 per share
===========================================================================================


(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 (the "Securities Act") on the basis of the average of the high and low sale prices for a share of Common Stock as reported on The Nasdaq Stock Market on January 28, 1999.




                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required in Part I of Form S-8 is currently included in a prospectus dated the date hereof which will be distributed to participants in the Knight/Trimark Group, Inc. 1998 Long Term Incentive Plan and the Knight/Trimark Group, Inc. 1998 Nonemployee Director Stock Option Plan.





                                   PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Knight/Trimark Group, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

   (1) The Company's Registration Statement on Form S-1 (File No. 333-51653);

   (2) The Company's quarterly reports on Form 10-Q for the periods ended June 30 and September 30, 1998; and

    (3) The Company's Registration Statement on Form 8-A under the Exchange Act, filed with the Commission on July 7, 1998, as amended by any amendment or report filed for the purpose of amending such description;

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Michael T. Dorsey, Esq., Knight/Trimark Group, Inc., Newport Tower, 29th Floor, 525 Washington Blvd., Jersey City, New Jersey 07310 (telephone (201) 222-9400).

ITEM 4.     DESCRIPTION OF SECURITIES

             Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company, a Delaware corporation is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of
Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

        Article 7 of the Company's Amended and Restated Certificate of Incorporation (the "Charter") provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article 7 of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.    EXHIBITS.

        4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to the Company's
              Registration Statement on Form S-1 (File No.
              333-51653).

        4.2 Amended and Restated By-Laws of the Company, incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-51653).

        5     Opinion of Michael T. Dorsey, General Counsel of
              Knight/Trimark Group, Inc. regarding the legality of the securities being registered.

        23.1 Consent of Pricewaterhouse Coopers LLP, independent certified public accountant.

        23.2 Consent of Michael T. Dorsey, Esq. to the filing of his opinion (included in Exhibit 5).

        24 Powers of Attorney (included on the signature page of this Registration Statement).

        UNDERTAKING. The Company hereby undertakes that it will submit or has submitted the plans described herein and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans in accordance with applicable law.

ITEM 9.       UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 22nd day of January, 1999.

                                       KNIGHT/TRIMARK GROUP, INC.


                                       By  /s/ Kenneth D. Pasternak
                                         ___________________________________
                                          Name:  Kenneth D. Pasternak
                                          Title: Director, President and
                                                 Chief Executive Officer


            KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth D. Pasternak and Walter F. Raquet, and each of them (with full power of each of them to act alone), his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       NAME                            TITLE                       DATE
       ----                            -----                       ----

/s/ Kenneth D. Pasternak      Director, President and        January 22, 1999
_________________________     Chief Executive Officer
Kenneth D. Pasternak


/s/ Robert I. Turner          Director, Executive Vice       January 22, 1999
_________________________     President and Chief Financial
Robert I. Turner              Officer (principal financial
                              and accounting officer)


/s/ Steven L. Steinman        Director and Chairman of       January 22,  1999
_________________________     the Board
Steven L. Steinman


/s/ Walter F. Raquet          Director and Executive Vice    January 22, 1999
_________________________     President
Walter F. Raquet


/s/ Robert M. Lazarowitz      Director and Executive Vice    January 22, 1999
_________________________     President
Robert M. Lazarowitz


/s/ Anthony M. Sanfilippo     Director and Executive Vice    January 22, 1999
_________________________     President
Anthony M. Sanfilippo


/s/ Martin Averbuch           Director                       January 22, 1999
__________________________
Martin Averbuch


/s/ Charles V. Doherty        Director                       January 22, 1999
__________________________
Charles V. Doherty


/s/ Gene L. Finn              Director                       January 22, 1999
__________________________
Gene L. Finn


/s/ Gary R. Griffith          Director                       January 22, 1999
__________________________
Gary R. Griffith


/s/ Bruce R. McMaken          Director                       January 22, 1999
__________________________
Bruce R. McMaken


/s/ J. Joe Ricketts           Director                       January 22, 1999
__________________________
J. Joe Ricketts


/s/ Rodger O. Riney           Director                       January 22, 1999
__________________________
Rodger O. Riney


/s/ V. Eric Roach             Director                       January 22, 1999
__________________________
V. Eric Roach


/s/ Charles A. Zabatta        Director                       January 22, 1999
__________________________
Charles A. Zabatta





                                 EXHIBIT INDEX

Exhibit No.        Description of Exhibit
-----------        ----------------------
4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-51653)).

4.2 Amended and Restated By-Laws of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-51653)).

5 Opinion of Michael T. Dorsey, General Counsel of Knight/Trimark Group, Inc., regarding the legality of the securities being registered.

23.1 Consent of Pricewaterhouse Coopers LLP, independent certified public accountant.

23.2 Consent of Michael T. Dorsey, Esq. to the filing of his opinion (included in Exhibit 5).

24 Powers of Attorney (included on the signature page of this Registration Statement).